Exhibit (a)(3)


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[FORM OF LETTER TO UNIT HOLDERS]

April 5, 2002



TO:          UNIT HOLDERS OF [NAME OF PARTNERSHIP]

SUBJECT:     OFFER TO PURCHASE UNITS

Dear Unit Holder:

         As described in the enclosed Offer to Purchase and related Letters of Transmittal (the "Offer") MACKENZIE PATTERSON, INC.; MP INCOME FUND 18, LLC; MP INCOME FUND 17, LLC; MP FALCON FUND, LLC; MP FALCON GROWTH FUND, LLC; MP FALCON GROWTH FUND 2, LLC; MACKENZIE FUND VI, L.P.; MACKENZIE PATTERSON SPECIAL FUND 3, L.P.; ACCELERATED HIGH YIELD INSTITUTIONAL FUND I, LTD.; ACCELERATED HIGH YIELD INSTITUTIONAL INVESTORS, LTD.; MACKENZIE SPECIFIED INCOME FUND, L.P.; AND MP DEWAAY FUND, LLC (collectively the "Purchasers") are offering to purchase up to[MAXIMUM OFFER] Units of limited partnership interest (the "Units") in [NAME OF PARTNERSHIP] (the "Partnership") at a purchase price equal to:

                         [OFFER PRICE PER UNIT] per Unit
                         ----------------------

The Offer will provide you with an opportunity to liquidate all, or a portion of, your investment in [NAME OF PARTNERSHIP] without the usual transaction costs associated with market sales or partnership transfer fees.

After carefully reading the enclosed Offer, if you elect to tender your Units, mail (using the enclosed pre-addressed, postage paid envelope) or telecopy a duly completed and executed copy of the Letter of Transmittal (printed on [COLOR OF PAPER] paper) and Change of Address forms, and any other documents required by the Letter of Transmittal, to the Depositary for the Offer at:

                           MacKenzie Patterson, Inc.,
                               1640 School Street
                            Moraga, California 94556
                            Telecopy: (925) 631-9119

         If you have any questions or need assistance, please call the Purchasers at 800-854-8357.

               This Offer expires (unless extended) May 31, 2002.

[INSERTS FOR COMPLETION OF EACH LETTER]


Subject                                     Offer Price  Maximum Number
Company                                     Per Unit     of Units Sought  Color
-------                                     -----------  ---------------  -----

DSI REALTY  INCOME  FUND VI,
       a  California  Limited  Partnership     $340         23,753        gold
DSI REALTY  INCOME  FUND VII,
       a  California  Limited  Partnership     $300         24,000        blue
DSI REALTY  INCOME  FUND VIII,
       a  California  Limited  Partnership     $340         24,000        green
DSI REALTY  INCOME  FUND IX,
       a  California  Limited  Partnership     $260         30,693        purple
DSI REALTY  INCOME  FUND XI,
       a  California  Limited  Partnership     $300         20,000        gray